Exhibit 99.1

Venu Holding Corporation Achieves Another Record Month with $10.4 Million in January Fire Pit Suite Sales

Company On Track For $200 Million for 2025

Colorado Springs, CO- February 3rd, 2025- (BUSINESS WIRE) Venu Holding Corporation (“VENU” or “The Company”) (NYSE American: VENU), a developer, owner, and operator of upscale live music venues and premium hospitality destinations, announced that in January, it achieved another record in luxury Fire Pit Suite sales. The Company’s January Fire Pit Suite sales exceeded $10.4 million, advancing toward their $200 million sales goal for fiscal 2025. This strong performance underscores VENU’s unique and de-risked financing strategy, which combines pre-sold luxury suites, public-private partnerships with municipalities, and long-term revenue-generating operating agreements with industry leaders such as AEG.

“Our business model is built on three strategic steps.” says VENU Founder, Chairman, and CEO J.W. Roth “First, we secure local municipal contributions for land, development and infrastructure costs. Second, we pre-sell luxury Fire Pit Suites, using these funds to finance construction while significantly decreasing our reliance on debt financing and improving profitability and cash flow. Finally, once operational, we drive long-term ticket sales revenue with our operating partners, such as AEG Presents Rocky Mountains, alongside revenue from upscale food, beverage, premium parking, and sponsorship. We have seen this model thrive at Ford Amphitheater in Colorado Springs, and it continues to fuel our success.”

Fire Pit Suites remain among the most coveted ownership opportunities in the industry, offering lifetime access to every concert at a given venue, premium hospitality, meet-and-greet experiences, VIP amenities, and a multi-revenue stream return potential. With availability limited and demand at an all-time high, investors are securing these opportunities at a record pace.

Building on the momentum from a strong December, where Fire Pit Suite sales surpassed $11 million, The record-setting start to 2025 further solidifies VENU’s model of transforming live entertainment through premium ownership experiences. The surge in sales underscores the strength of VENU’s market positioning, driven by the company’s unique strategy that integrates high-demand real estate investments with live music entertainment.

VENU’s Business Model: Seven Revenue Streams Driving Growth

Beyond Fire Pit Suite sales, VENU’s innovative business model leverages seven distinct revenue streams, reinforcing its position as a disruptive force in the live entertainment industry. The company generates substantial income through sponsorships, securing strategic brand partnerships that include naming rights and in-venue sponsorship activations. Ticket sales and fees contribute significantly, driven by national touring acts, VIP experiences, and premium seating options. Food and beverage sales from upscale dining and beverage service further enhance revenue across VENU’s facilities. Additionally, VENU generates revenues from parking fees and venue rentals, as well as fee income, derived from strategic partnerships, licensing agreements, and premium hospitality services.

Public-Private Partnerships: A Capital-Efficient Growth Strategy

Unlike traditional entertainment venue developers that rely on extensive debt financing, VENU has pioneered a unique public-private partnership model. By collaborating with local municipalities and securing financial incentives, the Company strategically reduces upfront capital expenditures, allowing for sustainable expansion without burdening the balance sheet. Additionally, the pre-sale of naming rights, sponsorships, and suite ownerships further funds construction and operational development.

Expanding to Meet Demand

VENU’s growth strategy is focused on key underserved markets with high entertainment demand. The Company currently operates premium entertainment venues in Colorado Springs, CO, and Gainesville, GA, with an additional $2 billion in active construction and new market development including Broken Arrow, OK (Tulsa Market), Oklahoma City, OK, El Paso, TX, and McKinney, TX. With five additional new markets in the design and development phase, VENU has set the stage for continued growth. Once operational, the total seating inventory is expected to exceed 150,000 seats, accommodating up to 60 shows per year. This translates to approximatley10 million sellable seats annually. With 7 anticipated revenue channels VENU’s annual gross recipts could surpass $1.5 billion all while potentially seeing the addition of $2b in net tangible, mark to market assets.

As VENU continues to elevate the luxury entertainment experience, its business model, revenue diversity, and innovative funding strategies solidify its position as a leader in the evolving live entertainment landscape.

Source: Venu Holding Corporation

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU), founded by Colorado Springs entrepreneur J.W. Roth, is a premier hospitality and live music venue developer dedicated to crafting luxury, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and unique to Colorado Springs, Notes Eatery and the 8,000-seat Ford Amphitheater. Expanding with new Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the live entertainment experience.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents and NFL Hall of Famer and Founder of EIGHT Elite Light Lager, Troy Aikman, VENU continues to shape the future of the entertainment landscape. For more information, visit venu.live

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Media Relations
Chloe Hoeft
Venu Holding Corporation (“VENU”)
719-895-5470
choeft@venu.live

Investor Relations
Dave Gentry
RedChip Companies, Inc.
1-407-644-4256
VENU@redchip.com

Source: Venu Holding Corporation